UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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Filed by a Party other than the Registrant     ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
BALLY TOTAL FITNESS HOLDING CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.
Attached hereto is a press release and letter issued by Bally and sent to stockholders on January 19, 2006.
Important Additional Information Filed with the SEC
Bally filed a definitive proxy statement with the SEC on December 27, 2005, as amended on January 9, 2006 and January 13, 2006. The proxy statement was mailed to Bally stockholders on December 28, 2005. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT BALLY. Investors and stockholders are able to obtain free copies of the Proxy Statement and other documents filed with the Securities and Exchange Commission (the “SEC”) by Bally through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders are able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Bally by directing a request to Bally Total Fitness Holding Corporation, 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631, Attention: Investor Relations: Proxy Request.
LISTING OF PERSONS WHO MAY BE DEEMED “PARTICIPANTS” IN THE SOLICITATION AND CERTAIN INFORMATION CONCERNING SUCH PERSONS IS SET FORTH IN THE COMPANY’S DEFINITIVE PROXY STATEMENT DATED DECEMBER 27, 2005, AS AMENDED ON JANUARY 9, 2006 AND JANUARY 13, 2006, WHICH MAY BE OBTAINED THROUGH THE WEB SITE MAINTAINED BY THE SEC AT www.sec.gov.

Contact:	BALLY TOTAL FITNESS
8700 West Bryn Mawr Avenue
Chicago, IL 60631
www.ballyfitness.com
Investors: Janine Warell, (773) 864-6897
Media: Matt Messinger, (773) 864-6850
Additional Investor Contacts:
Jeanne Carr/Dan Burch of MacKenzie Partners
(212) 929-5916/(212) 929-5748
FOR IMMEDIATE RELEASE
BALLY SENDS OPEN LETTER TO SHAREHOLDERS CITING OPERATIONAL TURNAROUND, STRATEGIC ALTERNATIVES PROCESS
Continues Call for Shareholders to Support Eric Langshur, Bally’s Proxy Nominee
CHICAGO, January 19, 2006 - Bally Total Fitness (NYSE: BFT), the nation’s leader in health and fitness, released the following open letter to shareholders today.
DEAR SHAREHOLDER:
     As we approach Bally Total Fitness’ January 26 shareholders meeting, the Company once again asks you to vote your proxy in support of Bally’s Board of Directors and management team, which continues to make significant progress in turning around and transforming the Company’s business to create value for shareholders.
     Bally’s more flexible business model and new marketing campaign are helping the Company to attract members and drive revenue growth. The combination of top-line growth and a continued focus on reducing costs and improving efficiencies across the board also is beginning to favorably impact Bally’s bottom line performance. As you may recall, Bally reported a 70% increase in operating income before impairment charges for the first nine months of 2005 to $61.7 million, and a net profit of $1.8 million for the same period.
     But don’t just take our word alone that Bally is on the right track.
     Pardus Capital Management, our largest shareholder, acknowledged the Company’s improving financial performance in their December 8, 2005 SEC filing noting"...the Company (Bally) reported financial and operating results that were even better than ‘street’ expectations.”
     In a December 1, 2005 analyst report issued by Jefferies & Company, Inc.,* Bally was also cited for progress on multiple fronts, “Under Paul Toback’s leadership, “Bally has significantly strengthened its executive management team, improved the integrity of its accounting, is aggressively upgrading its internal systems, and centralizing backend processes.
Moreover, the company has simplified and improved the flexibility of its membership plan to appeal to a wider range of customers in order to compete more effectively in its existing markets.”
     As we’ve noted for months, we need to address the company’s over-leveraged capital structure. To that end, Bally’s Board has created an independent, special committee that is in the process of leading a value-creating strategic alternatives process that may well result in a recapitalization, the sale of securities or assets of the Company, or the sale or merger of Bally with another entity or strategic partner. Consistent with Bally’s commitment to running a fair and open process, we will provide you with updates as the process progresses in the coming weeks and months.
     In terms of our Board’s commitment to effective corporate governance practices, Institutional Shareholder Services (ISS), the world’s leading provider of proxy voting and corporate governance services, recently issued a proxy analysis assigning a high rating to Bally in its Corporate Governance Quotient, noting that “[Bally] BFT outperformed 83.1% of the companies in the Consumer Services group.”
     Bally again asks for your support for the election of Eric Langshur, the head of Bally’s Audit Committee and the individual who successfully led our financial team through the arduous process of successfully restating our financials. We strongly recommend that you vote your proxy FOR Eric Langshur. Since the time remaining before the annual meeting is short, please vote by telephone or Internet today.
     We strongly urge you not to sign any green proxy card that may be sent to you by Pardus Capital Management or a gold proxy card that may be sent to you by Liberation Investments.
     We appreciate your continued support, and if you need assistance or have any questions, please call MacKenzie Partners toll-free at 800-322-2885 or collect at 212-929-5500.
On behalf of the Board of Directors,
PAUL A. TOBACK
Chairman and CEO
Bally Total Fitness Holding Corporation

*	Jefferies & Company, Inc. report dated December 1, 2005, by Donald Trott, CFA and Timothy Allen. Consent has not been sought or obtained for the use, as proxy-soliciting material, of previously published material reproduced in this document.
About Bally Total Fitness
Bally Total Fitness is the largest and only nationwide commercial operator of fitness centers in the U.S., with nearly 440 facilities located in 29 states, Mexico, Canada, Korea, China and the Caribbean under the Bally Total Fitness(R), Crunch Fitness(SM), Gorilla Sports(SM), Pinnacle Fitness(R), Bally Sports Clubs(R) and Sports Clubs of Canada (R) brands. Bally offers a unique platform for distribution of a wide range of products and services targeted to active, fitness-conscious adult consumers.

Forward-looking statements in this release including, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations, intentions, and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.
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